Exhibit 99.1

CERTIFICATION

OF

CHIEF EXECUTIVE OFFICER

AND

CHIEF FINANCIAL OFFICER

 PURSUANT TO18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ann O. Baskins, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Hewlett-Packard Erste Vermögensverwaltungs- und Beteiligungsgesellschaft mbH (“the Company”) for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 28, 2003	/s/ Ann O. Baskins
Ann O. Baskins Chief Executive Officer

I, Charles N. Charnas, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Hewlett-Packard Erste Vermögensverwaltungs- und Beteiligungsgesellschaft mbH (“the Company”) for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 28, 2003	/s/ Charles N. Charnas
Charles N. Charnas Chief Financial Officer